Exhibit 99.1

NEWS RELEASE NASDAQ: EU

TSXV: EU
August 13, 2026
www.encoreuranium.com

enCore Energy Reports Q2 2026 Financial Results

DALLAS, August 13, 2026 – enCore Energy Corp. (NASDAQ: EU) (TSXV: EU) (the “Company” or “enCore”), America’s Clean Energy CompanyTM, announced today its financial and operational results for the six months ended June 30, 2026.

Results for the six months ended June 30, 2026 include:

•

Loss per Share: Net loss per share of $0.19 versus $0.16 for the same period 2025. The increased loss was driven primarily by lower extraction and a fair value adjustment of Verdera Energy Corp. shares, as described in the Form 10-Q;

•

Uranium Deliveries: Delivery into contracts of 485,000 pounds of uranium (“U3O8”) at an average sales price of $70.10 per pound, compared to 350,000 pounds of U3O8 at an average sales price of $62.58 per pound in the same period 2025;

•

Operating Margin: Weighted average cost of delivered U3O8 increased to $75.54 per pound including 360,000 purchased pounds, compared to a weighted average cost of $59.42 per pound in the same period 2025;

•	Uranium Extraction: U3O8 extraction of 131,274 pounds, a decrease from 317,613 pounds during the same period 2025;

•	Costs: Higher year to date 2026 extraction costs of $57.36 per pound compared to $42.92 for the same period 2025 due to lower extraction;

•	Inventory: Closing balance of 203,304 pounds of U3O8 in inventory at a weighted average cost of $70.81 per pound;

•

Total liquidity of $88.4 million, including $21.8 million of unrestricted cash, $52.2 million of marketable securities, and $14.4 million of inventory. Adjusted total liquidity as of June 30, 2026 was $73.5 million, which excludes marketable securities of $14.9 million in Verdera Energy Corp.

Operational Updates:

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Alta Mesa Project: Final permitting to begin extraction operations from Wellfield 3 Extension is anticipated in Q4-2026. Costs have been fully expensed, and the Wellfield is ready for immediate operation upon receipt of final permits. Alta Mesa’s Wellfield 7 is scheduled to cease recovery during Q3-2026 due to anticipated depletion as the end of its natural life approaches. Final permits for Wellfield 8 are anticipated by the end of Q1-2027;

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Alta Mesa East Exploration: Drilling with 3 to 5 rigs continued throughout the quarter and is ongoing. Results to date have met or exceeded expectations and initial permitting is underway. Drilling is projected to continue through the current quarter and into Q4-2026. New drill results will be reported in the coming weeks and months;

•

Rosita Project and Upper Spring Creek Project: Initial start-up extraction from the Upper Spring Creek Wellfield and Satellite IX Plant is anticipated to feed the Rosita Central Processing Plant immediately upon receipt of final permits, which are anticipated in Q4-2026. Costs have been fully expensed in prior periods and the plant is ready for immediate operation upon receipt of final permits;

•

Improved Outlook: The new operation at Upper Spring Creek coupled with the new wellfields at Alta Mesa position enCore for improved extraction and greater operating efficiency as the Company moves into 2027;

•

Dewey Burdock ISR Uranium Project: On June 22, 2026, the Company announced important permitting progress highlighted by the Dewey Burdock ISR Uranium Project receiving a 20-year renewal of the Source Materials License (SUA-1600) effective until June 2046, following the Bureau of Land Management approval to commence infrastructure construction. The Project has now received all necessary federal permits. The Project entered State of South Dakota permitting on June 15, 2026, which is under review by the Department of Agriculture & Natural Resources. Although we anticipate development in 2028, this is subject to receiving permits from the state;

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Reduction in Expenses: In July 2026, management executed on its plan for reducing costs with a reduction in workforce following a rationalization of staffing needs across the Company. While this reduction was initiated during the second quarter, the significant savings realized from this action will not be realized until the third quarter financials and beyond. The Company remains focused on disciplined execution, strengthening its balance sheet and improving its uranium extraction to meet growing U.S. utility demand.

U3O8 Inventory

Inventory Remaining on Hand
	As of June 30, 2026			As of June 30, 2025
U3 O8 Inventory	Pounds U3 O8	Cost ($000s)	Cost/Pounds	Pounds U3 O8	Cost ($000s)	Cost/Pounds
Total Cost of Inventory	203,304	$14,396	$70.81	244,204	$9,678	$39.63
Purchased (1)	140,000	$11,263	$80.45	20,000	$1,188	$59.42
Extracted total cost	63,304	$3,133	$49.49	224,204	$8,490	$37.87
Extracted:
Cash costs (2)		$2,233	$35.27		$6,098	$27.20
Non-Cash costs (3)		$900	$14.22		$2,392	$10.67

(1)	Lower of actual cost or market price as of end Q2-2026 and Q2-2025, respectively.
(2)	Cash costs of extracted pounds related to cost of goods sold are a metric for investors in evaluating the Company’s operations.
(3)	Non-cash costs of extracted pounds related to cost of goods sold as an insight into additional expenses that impact overall costs and include depletion and certain sales related fees.

Total Costs of U3O8 Sold

Total Costs of U3 O8 Sold
	As of June 30, 2026			As of June 30, 2025
	Pounds U3 O8	Cost ($000s)	Cost/Pounds	Pounds U3 O8	Cost ($000s)	Cost/Pounds
Total Cost of Pounds	485,000	$36,637	$75.54	350,000	$20,796	$59.42
Purchased (1)	360,000	$29,466	$81.85	225,000	$15,430	$68.58
Extracted total	125,000	$7,170	$57.36	125,000	$5,365	$42.92
Extracted:
Cash costs (2)		$4,808	$38.46		$3,607	$28.86
Non-Cash costs (3)		$2,362	$18.90		$1,758	$14.06

(1)	Lower of actual cost or market price as of end Q2-2026 and Q2-2025, respectively.
(2)	Cash costs of extracted pounds related to cost of goods sold are a metric for investors in evaluating the Company’s operations.
(3)	Non-cash costs of extracted pounds related to cost of goods sold as an insight into additional expenses that impact overall costs and include depletion and certain sales related fees.

Additional Updates

On August 17, 2026, the Company will award equity grants under its 2024 Long-Term Incentive Plan (the “Plan”) to certain of its directors and officers. These grants consist of (i) 351,350 restricted stock units (“RSUs”) that vest one (1) year from the grant date; (ii) 409,189 RSUs that vest ratably over three (3) years from the grant date; (iii) 461,757 performance stock units that vest based on the achievement of applicable performance goals at the conclusion of the three-year period ending December 31, 2028; and (iv) 101,351 stock options that vest ratably over three (3) years from the grant date with an exercise price equal to the closing price of the Company’s common shares on the grant date and expiring five (5) years after the grant date, all of which are subject to the terms and conditions of the Plan.

Investor Information

enCore’s interim financial statements, including the accompanying Management’s Discussion and Analysis, are available in the Company’s Quarterly Report on Form 10-Q, which is being filed today with the U.S. Securities and Exchange Commission (“SEC”) and with Canadian securities regulators on SEDAR+. It includes the Company’s consolidated financial statements for the six months ended June 30, 2026, and the related notes and financial results. The report can be accessed at SEC’s website at www.sec.gov, SEDAR+ at www.sedarplus.ca, and on enCore’s financials page at www.encoreuranium.com/investors/financial-statements/.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable uranium to fuel the rapidly expanding U.S. nuclear energy needs. enCore’s team is led by industry experts with extensive knowledge and experience in all aspects of uranium ISR operations and the nuclear fuel cycle. enCore exclusively uses ISR for uranium extraction, a minimally invasive, eco-friendly, and economically competitive mineral extraction technology co-developed by enCore’s leadership.

Building on enCore’s demonstrated and continuing success in South Texas, future projects in enCore’s planned project pipeline include the expansion of Alta Mesa to include the Alta Mesa East property, the Dewey Burdock project in South Dakota, and the Gas Hills project in Wyoming. The Company holds other assets, including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impacts from corporate projects.

Contact:

William M. Sheriff

Executive Chair

972.333.2214

info@encoreuranium.com

www.encoreuranium.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions, and beliefs. Forward-looking statements can often be identified by such words as “anticipates,” “schedules,” “becomes,” “expects,” “plans,” “believes,” “intends,” “continue,” “potential,” “remains,” and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events, or results “may,” “could,” or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any information relating to statements regarding future or potential extraction, wellfield conclusion and development, permitting, the Company’s four primary strategic initiatives and any other statements regarding future expectations, beliefs, goals or prospects, statements regarding the success of current and future ISR operations, including projects in our pipeline, our positioning for improved production capacity and greater operating efficiency, the Company’s focus on disciplined execution, strengthening its balance sheet to meet growing U.S. utility demand, expectations regarding operational developments, permitting, drilling and development timelines, anticipated cost savings in future quarters and our commitment to working with local communities and indigenous governments to create a positive impact from corporate projects should be considered forward looking statements. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risks and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward looking statement, including those described in greater detail in our filings with the SEC and on SEDAR+, particularly those described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, management’s discussion and analysis, and annual information form. Forward-looking statements necessarily involve known and unknown risks, including, without limitation, risks associated with assumptions regarding project economics; discount rates; expenditures and the current cost environment; timing and schedule of the projects; general economic conditions; adverse industry events; future legislative and regulatory developments; the ability of enCore to implement its business strategies; and other risks. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation exploration and development risks; changes in commodity prices; access to skilled personnel; the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment; timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions; the failure to satisfy ongoing regulatory requirements; and factors relating to forward looking statements listed above. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company which are available online at www.sec.gov and www.sedarplus.ca. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this press release are expressly qualified by this cautionary statement.